Exhibit 99.1

Gryphon Gold Announces Financial Results for 3rd
Quarter Ended December 31st, 2010

February 11, 2010 - Gryphon Gold Corporation (GGN: TSX; GYPH: OTC.BB) (the "Company") reported for the nine months ending December 31, 2010 a net loss of $2,495,617 or $0.028 per share from continuing operations and net income of $635,708 or $0.07 per share from discontinued operations compared to a net loss of $2,331,595 or $0.036 per share from continuing operations and net loss of $579,523 or $0.009 per share from discontinued operations in the same period in the prior year. Unless otherwise indicated, all dollars amounts are in United States dollars.

Operational highlights of the quarter ended December 31, 2010 include the following:

  On October 21, 2010, the Company announced that the Board of Directors had developed a strategy that it believes will expedite the Borealis Heap Leach Project production timeline, assuming adequate financing and regulatory approval. The focus of this strategic direction will be to finalize certain critical data pertaining to the Freedom Flats Re-Leach and secure the financing for a scaled down version of the start-up of mining operation. The scaled down version is based on staging the capital requirements set out in the September 17, 2009 Pre-Feasibility Study which forms part of the technical report described below (“NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA”). This direction is expected to result in a scaled down production model that is projected to produce positive cash flow in a timeframe of three to four months after breaking ground.

  On November 3, 2010, the Company announced that it had received the approval of Amendment 5 of the Plan of Operation for the Borealis Mine Site from the United States Forest Service. This amendment is the final approval required to allow sample collection for the confirmation of the Freedom Flats Re- Leach data. This data will include both grade and metallurgical recovery of gold from the Freedom Flats stockpile.

Subsequent to the quarter ended December 31, 2010:

  On February 4, 2011, the Company filed a registration statement on Form S-1 with the United States Securities and Exchange Commission and preliminary short form prospectus with the securities regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan, and Ontario in relation to a proposed public offering in the United States and Canada of shares of common stock of the Company.

Three months ended December 31, 2010 compared to three months ended December 31, 2009

For the three months ended December 31, 2010, we had a net loss of $655,013 or $0.007 per share from continuing operations compared to a net loss of $712,465 or $0.010 per share from continuing operations and $141,568 net loss or $0.002 per share from discontinued operations in the same period in the prior year.

Exploration expenses during the quarter ended December 31, 2010 were $115,930 or 18% of our total expenses compared to $252,245 or 35% of our total expenses in the same period in the prior year. The majority of exploration expenses during the quarter ended December 31, 2010 were from property lease payments and ongoing water monitoring on the Borealis property.

Management salaries and consulting fees in the quarter ended December 31, 2010 were $303,421 compared to $207,461 incurred in the quarter ended December 31, 2009. Total non-cash compensation expense due to the recognition of costs related to stock options was $65,255 in the quarter ended December 31, 2010 compared to $49,656 during the same quarter in the prior year .. Management salaries and consulting fees during the quarter increased due to the hiring of an investor relations consultant and the addition of geological and engineering staff. General and administrative costs decreased to $135,336 compared to $168,264 during the same quarter in the prior year. Legal and audit fees for the quarter were $48,865, a decrease from the prior year’s quarter of $71,989. Travel and accommodation costs during the quarter ended December 31, 2010 were $36,366, compared to $56,819 expended on travel in the prior year’s comparable quarter.

Nine months ended December 31 2010 compared to nine months ended December 31, 2009

For the nine-month period ended December 31, 2010 we incurred a net loss of $2,495,617 or $0.028 per share from continuing operations and a net income of $635,708 or $0.007 per share from discontinued operations compared to a net loss of $2,331,595 or $0.036 per share from continuing operations and a net loss of $579,523 or $0.009 per share from discontinued operations incurred during the same period in the prior year.

Exploration expenses during the nine-month period ended December 31, 2010 were $694,358 or 37% of our net expenses compared to $1,107,289 or 47% of net expenses in the same period in the prior year. The decrease is due to significantly less engineering work compared to the prior year.

Management salaries and consulting fees in the nine months ended December 31, 2010 were $845,552 compared to $456,673 for the same period in the prior year. The increase is due to the CEO returning to full time employment, the hiring of an investor relations consultant, and the addition of two employees and two part time contractors. Total non-cash compensation costs included in the nine months ended December 31, 2010 were $142,022 versus $121,735 in the prior year’s comparable period.

Legal and audit fees for the nine month period increased to $232,686 from $215,434 incurred in the prior year’s comparable period. Travel and accommodation costs during the nine months ended December 31, 2010 were $105,659 compared to $85,385 reported in prior year nine-month period ended December 31, 2009. The increase resulted from increased travel surrounding the Sage Option Agreements as well as financing activities. General and administrative expenses were $483,267, versus $357,154 in the prior year’s comparable period. The increase is due to increased investor relations activity, opening of new office in Carson City and increased activity in the field office in Hawthorne, Nevada.

ON BEHALF OF THE BOARD OF DIRECTORS
JOHN KEY, CEO
GRYPHON GOLD CORPORATION

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada–focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic–hosted high–sulphidation gold bearing mineralized systems in Nevada.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre–Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre–feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in–place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

This press release contains “forward–looking statements” and "forward–looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to: 1) exploration plans and other plans, projections, estimates and expectations; 2) statements regarding the proposed staging of our production model and time frame fro cash flow. Such forward–looking statements and forward–looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon, risks associated with the start up of mining operations, and the risks and uncertainties outlined under the section headings “Forward–Looking Statements” and “Risks Factors” in Gryphon’s annual report on Form 10–K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” in Gryphon’s most recent quarterly report on Form 10–Q , as filed with the SEC on November 12, 2010, and in Gryphon’s other documents, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward–looking statements or forward–looking information, except as may be required by law. Full financial statements and securities filings are available on Gryphon’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities described herein in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the securities described herein has been filed with the SEC but has yet to become effective. The securities being offered pursuant to the registration statement have not been approved or disapproved by the SEC or any regulatory authority nor has the SEC or any such authority passed upon the accuracy or adequacy of the registration statement. A preliminary prospectus in respect of the securities described herein has also been filed with the securities regulatory authorities in certain provinces in Canada.